Exhibit 99

SUNNYVALE, Calif., Sept. 25, 2012 /PRNewswire/ -- Mimvi, Inc. (MIMV) has announced that it has finalized a partnership agreement with Microsoft Corp. The partnership will see Mimvi develop a number of products and services to complement Microsoft's Windows Azure and Windows Mobile 8 Platforms. The agreement also involves Microsoft making investments in Mimvi in the form of engineering services, software, and cash.

"We are delighted to be working with Microsoft," commented Kasian Franks, Mimvi's founder, CVO and Chairman. Franks continued, "Microsoft shares our mobile vision of the future. Their tremendous expertise, resources and reach, combined with Mimvi's best-in-class mobile app search technology is a very exciting proposition."

Mimvi's CEO, Michael Poutre, echoed Franks' thoughts: "It is a privilege to work with Microsoft. Everyone at Mimvi is excited at the opportunities this partnership presents as we enter a mobile-dominant world. The synergies of this relationship will benefit stakeholders across the mobile value chain."

Exact terms of the agreement will not be disclosed at this time.

About Mimvi, Inc.

Headquartered in Sunnyvale, California, MIMVI, Inc. (MIMV) is a pure-play search and recommendation technology company. Its proprietary search and "intelligent" recommendation algorithms enable the search and discovery of Mobile Apps, Mobile Content and Mobile Products across multiple devices and platforms, including: Apple's iPhone and iPad, Google Android, BlackBerry, Windows Phone, Facebook and Web Apps. For more information, please visit: http://www.mimvi.com.

Safe Harbor Statement

This Press Release may contain certain forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. MIMVI has tried, whenever possible, to identify these forward-looking statements using words such as "anticipates," "believes," "estimates," "expects," "plans," "intends," "potential" and similar expressions. These statements reflect Mimvi's current beliefs and are based on information currently available to it. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause Mimvi's actual results, performance or achievements to differ materially from those expressed in or implied by such statements. MIMVI undertakes no obligation to update or provide advice in the event of any change, addition or alteration to the information contained in this Press Release including such forward-looking statements.

Investor Contact:
Gerald Kieft
The WSR Group
(772) 219-7525 (tel)
IR@theWSRgroup.com
www.wallstreetresources.net/mimvi.asp